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NEWS                                                            CINCINNATI BELL


Contact:      Eileen M Connolly            Wayne Buckhout
              AT&T                         Cincinnati Bell Inc.
              (908) 221-6731               (513) 397-1081

              AT&T TO SELL CUSTOMER CARE UNIT TO CINCINNATI BELL

                                           FOR IMMEDIATE RELEASE

     NEW YORK AND CINCINNATI, OHIO, December 23, 1997 - AT&T and Cincinnati Bell Inc. today jointly announced a definitive agreement for MATRIXX Marketing Inc., the teleservices unit of Cincinnati Bell, to acquire AT&T Solutions Customer Care, formerly AT&T American Transtech, for approximately $625 million in cash.

     MATRIXX Marketing is a leading independent provider of outsourced customer care services, and a subsidiary of Cincinnati Bell Inc., a diversified communications and customer-care company. AT&T Solutions Customer Care manages relationships with customers and employees for other AT&T businesses and for selected Fortune 500 clients around the world.

     "Adding AT&T's customer-care operations to MATRIXX Marketing represents a giant leap forward for Cincinnati Bell as a leader in the rapidly growing customer-care market. It is a perfect fit with our growth strategy in this market, and dramatically expands our ability to deliver relationship-building support services for all of our clients," Cincinnati Bell Inc. President and Chief Executive Officer John T. LaMacchia said. "By expanding our strategic relationship with AT&T, a major user of outsourced customer care, we can further leverage all of our telecommunications, billing and customer-care strengths and experience for all of our clients."

     The definitive agreement includes an eight-year contract between AT&T and MATRIXX. Under that contract, MATRIXX will provide the high-quality dedicated customer service and employee support that AT&T receives today from AT&T Solutions Customer Care. Also, MATRIXX will substantially expand its current relationship with AT&T, becoming a preferred source for current and future spending by AT&T's business units for additional outsourced teleservices.

     Dan Somers, chief financial officer of AT&T, said the sale of AT&T Solutions Customer Care to a company more directly focused on the customer-care market furthers AT&T's aggressive effort to focus its portfolio of business on those that are strategically central to AT&T's core communication services operations.


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Cincinnati Bell/AT&T                                                      Page 2

     "At the same time," Somers said, "we were determined to find a buyer who would manage AT&T Solutions Customer Care effectively on behalf of its customers and employees. Based on our knowledge and experience with them, we believe that we have found such a company in MATRIXX Marketing."

     David Dougherty, president of MATRIXX Marketing, said adding AT&T Solutions Customer Care's exceptional capabilities and expertise to MATRIXX strengthens MATRIXX's market leading position.

     "For our current clients and employees, this demonstrates a further commitment to our strategic focus on rapid growth in customer care through providing value added customer care services," Dougherty said. "It also enhances our capacity and capability to support major outsourcing efforts of leading corporations who are focused on enhanced customer services and greater cost efficiency."

     Dougherty noted that MATRIXX Marketing's wider range of clients, European presence and marketing expertise of its management team will be leveraged in expanding relationships with clients of AT&T Solutions Customer Care.

     "Adding the outstanding management team and dedicated employees of AT&T Solutions Customer Care to MATRIXX creates a business with unparalleled strength, scale and customer commitment," Dougherty said.

     Cincinnati Bell said that it will finance the acquisition initially with short-term debt. Cincinnati Bell also said that it expects the transaction to be dilutive to its financial results for 1998, with a likely impact of less than 10 percent of Cincinnati Bell's anticipated 1998 earnings per share. Cincinnati Bell said it has a goal for the transaction to be non-dilutive within about two years. The contract includes specific revenue guarantees for MATRIXX during its first three years, and preference in bidding for additional outsourced AT&T teleservices work over the contract period.

     Cincinnati Bell also noted that the transaction is structured such that goodwill included in the purchase price will be deductible for tax purposes.

     The purchase agreement is subject to Justice Department clearance under the Hart Scott Rodino Act. The companies anticipate that the transaction will close in the first quarter of 1998. AT&T was advised by BT Wolfensohn and Wachtell, Lipton, Rosen & Katz. Cincinnati Bell was advised by Broadview Associates and Simpson, Thacher & Bartlett.

ABOUT AT&T SOLUTIONS CUSTOMER CARE

     AT&T Solutions Customer Care is a leading provider of relationship-management services to major corporations worldwide, including AT&T. It has annual revenue of approximately $400 million, which has been growing at approximately 10 percent per year for the past few years. About 75 percent of AT&T Solutions Customer Care's business is dedicated, value-added inbound customer service support. Approximately one third of its revenues are from non-AT&T clients, including Lucent Technologies, Federal Express and General Electric Co.


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Cincinnati Bell/AT&T                                                      Page 3

     AT&T Solutions Customer Care formerly was known as AT&T American Transtech. It was created in 1983 as AT&T's Shareowner Services division and is headquartered in Jacksonville, Fla.

     AT&T Solutions Customer Care has more than 9,000 full-time and contract workers and 6,000 production workstations at its nine facilities in Jacksonville and Ft. Lauderdale, Fla.; Killeen and Lubbock, Texas; San Jose, Calif.; Tucson, Ariz.; Chattanooga, Tenn., and Jacksonville, N.C., as well as in Winnipeg, Manitoba, Canada.

     Among the many services it offers in more than 150 languages are customer inquiry, sales-lead generation, Internet support, account management, dealer-locators and help desk. Employee care services include health and welfare administration, human resource administration, pension and savings care. The company has received numerous customer service quality awards including the 1996 Florida Governor's Sterling Award and the 1997 Customer Service Excellence Award from the Direct Marketing Association.

ABOUT CINCINNATI BELL INC.

     Cincinnati Bell is the leader in helping communications companies and marketing-intensive businesses worldwide compete more effectively through advanced billing, customer information and marketing solutions. Its principal subsidiaries, in addition to MATRIXX, are Cincinnati Bell Telephone, the leading provider of local telecommunications services to the Cincinnati, Ohio metropolitan area, and Cincinnati Bell Information Systems (CBIS), the world's largest outsourced provider of customer care and billing services to the communications industry. Cincinnati Bell Inc. has annual revenues of approximately $1.7 billion and more than 20,000 employees worldwide. Cincinnati Bell is on the World Wide Web at www.cinbellinc.com.

ABOUT MATRIXX MARKETING

     MATRIXX Marketing Inc. is a leading independent provider of outsourced teleservices to marketing-intensive companies worldwide, including AT&T and other companies in communications, financial services, consumer goods, and technology services. It has annual revenues of greater than $425 million, more than 14,000 employees and 23 facilities in the United States and in Europe. It contributes approximately 25 percent of Cincinnati Bell's annual revenues.

     MATRIXX Marketing Inc. is committed to assisting its clients make better, more profitable connections with their customers to drive overall growth. Serving as an extension of its clients' businesses, MATRIXX can manage all customer interactions ranging from simple information requests, dealer referrals and product sales to complex customer service, help desk or sophisticated business-to-business sales. MATRIXX even offers CybeResponse-TM-, a customer care solution that renders fast, accurate and effective replies to incoming customer inquiries via the Internet. MATRIXX's World Wide Web address is www.matrixx.com.


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